UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 9, 2016

AMERICAN TOWER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue
Boston, Massachusetts 02116
(Address of Principal Executive Offices) (Zip Code)
(617) 375-7500
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.
On March 9, 2016, American Tower Corporation (the “Company”) issued a press release (the “Press Release”) announcing that its Board of Directors (the “Board”) declared a cash distribution of $0.51 per share of the Company’s common stock, payable on April 28, 2016 to such stockholders of record at the close of business on April 12, 2016. A copy of the Press Release is filed herewith as Exhibit 99.1.

In addition, on March 9, 2016, the Compensation Committee (the “Compensation Committee”) of the Board approved forms of award agreements for grants of restricted stock units (the “RSU Award Agreement”) and performance-based restricted stock units (the “PSU Award Agreement”) made on or after March 10, 2016, pursuant to the Company’s 2007 Equity Incentive Plan.

Copies of the RSU Award Agreement and the PSU Award Agreement are filed herewith as Exhibits 10.1 and 10.2, respectively, and the foregoing descriptions of each award agreement are qualified in their entirety by references to the terms and provisions thereof.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1	Form of Notice of Grant of Restricted Stock Units and RSU Agreement (U.S. Employee) (Non-Employee Director) Pursuant to the American Tower Corporation 2007 Equity Incentive Plan.

10.2	Form of Notice of Grant of Performance-Based Restricted Stock Units and PSU Agreement (U.S. Employee) Pursuant to the American Tower Corporation 2007 Equity Incentive Plan.

99.1	Press Release, dated March 9, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION
(Registrant)

Date:	March 9, 2016	By:	/s/ Thomas A. Bartlett
Thomas A. Bartlett
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Notice of Grant of Restricted Stock Units and RSU Agreement (U.S. Employee) (Non-Employee Director) Pursuant to the American Tower Corporation 2007 Equity Incentive Plan.

10.2	Form of Notice of Grant of Performance-Based Restricted Stock Units and PSU Agreement (U.S. Employee) Pursuant to the American Tower Corporation 2007 Equity Incentive Plan.

99.1	Press Release, dated March 9, 2016.